Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 1, 2024, with respect to the financial statements of ARCA biopharma, Inc. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Boulder, Colorado

May 13, 2024